Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Core & Main, Inc. of our report dated March 30, 2022 relating to the financial statements and financial statement schedules, which appears in Core & Main, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

September 15, 2022